 EXHIBIT 32.2

In connection with the Quarterly Report of Graphene & Solar Technologies Limited (the “Company”) on Form 10-Q for the period ending December 31, 2023 as filed with the Securities and Exchange Commission (the “Report”), David A.B. Halstead, the Director and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

Date: March 27, 2024	By:	/s/ David Halstead
David Halstead,
Chief Financial Officer and Director